Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts




MLP & Strategic Equity Fund, Inc.
811-22040


We hereby incorporate by reference a new Sub-
Advisory Agreement and a new Investment
Management Agreement for the above-referenced fund, filed as Exhibit 99G.5 to Conformed
Submission Type N-2A, accession number
0001193125-11-074441, on March 23, 2011 for
NUVEEN CALIFORNIA DIVIDEND ADVANTAGE
MUNICIPAL FUND 2.